UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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CINEDIGM DIGITAL CINEMA CORP.
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CINEDIGM DIGITAL CINEMA CORP.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 15, 2011
Dear Fellow Stockholders:
We invite you to attend the 2011 Annual Meeting of Stockholders of Cinedigm Digital Cinema Corp., a Delaware corporation (the “Company”), which will be held on September 15, 2011, at 2:00 p.m., local time (the “Annual Meeting”), at the offices of Kelley Drye / White O'Connor, 10100 Santa Monica Boulevard, 23rd Floor, Los Angeles, CA 90067. At the Annual Meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):
1.    To elect nine (9) members of the Company's Board of Directors to serve until the 2012 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).
2.    To ratify the appointment of EisnerAmper LLP as our independent auditors for the fiscal year ending March 31, 2012.
3.    To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Only stockholders of record at the close of business on July 18, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.
YOUR VOTE IS VERY IMPORTANT. WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES VIA THE INTERNET OR THE TOLL-FREE NUMBER AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A PROXY CARD BY MAIL, PLEASE SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT. PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR VOTE BY PROXY WILL NOT BE USED.

BY ORDER OF THE BOARD OF DIRECTORS
Christopher J. McGurk
Chairman of the Board of Directors

Morristown, New Jersey
Date: August 5, 2011

CINEDIGM DIGITAL CINEMA CORP.
55 Madison Avenue, Suite 300
Morristown, New Jersey 07960
_________________________________
PROXY STATEMENT
_________________________________
2011 ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 15, 2011
GENERAL

This Proxy Statement is being furnished to the stockholders of CINEDIGM DIGITAL CINEMA CORP. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the 2011 Annual Meeting of Stockholders of the Company to be held on Thursday, September 15, 2011, at 2:00 p.m., local time, or at any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the offices of Kelley Drye / White O'Connor, 10100 Santa Monica Boulevard, 23rd Floor, Los Angeles, CA 90067. The Company's telephone number is (973) 290-0080.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed and returned, and not revoked).

The shares represented by your proxy will be voted as indicated on your properly executed proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

FOR the election of the director nominees named herein (Proposal No. 1), unless you specifically withhold authority to vote for one or more of the director nominees, if you are a record holder of your shares. If you hold your shares through a broker in “street name,” your broker will not be allowed to vote on Proposal No. 1 unless you direct your broker as to such vote.

FOR ratifying the appointment of EisnerAmper LLP as our independent auditors for the fiscal year ending March 31, 2012 (Proposal No. 2).

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed to the stockholders on or about August 5, 2011.

VOTING SECURITIES

Stockholders of record at the close of business on July 18, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, (a) 37,276,295 shares of the Company's Class A Common Stock, $0.001 par value (“Class A Common Stock”), were issued and outstanding and (b) 25,000 shares of the Company's Class B Common Stock, $0.001 par value (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), were issued and outstanding.

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date. Each holder of Class B Common Stock is entitled to ten (10) votes for each share of Class B Common Stock held as of the Record Date. Each share of Class B Common Stock is convertible at any time at the holder's option into one (1) share of Class A Common Stock. Stockholders do not have cumulative voting rights in the election of directors.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions will be counted for purposes of quorum and will have the same effect as a vote “AGAINST” a proposal.
Broker non-votes (i.e., votes from shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company's Proxy Statement to be issued in connection with the 2012 Annual Meeting of Stockholders, such stockholder proposal must be received by the Company no later than April 5, 2012. Any such stockholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act. Any such stockholder proposals submitted outside the processes of Rule 14a-8 promulgated under the Exchange Act, which a stockholder intends to bring forth at the Company's 2012 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Exchange Act if received by the Company after June 21, 2012. All stockholder proposals must be made in writing addressed to the Company's Secretary, Mr. Loffredo, at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary, Mr. Loffredo, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS' RIGHT OF APPRAISAL

Under Delaware General Corporation Law and the Company's Certificate of Incorporation, stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

SOLICITATION

Proxies may be solicited by certain of the Company's directors, executive officers and regular employees, without additional compensation, in person, or by telephone, e-mail or facsimile. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of “householding” notices, proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company's printing and mailing costs. The Company will promptly deliver an additional copy of any such document to any stockholder who writes or calls the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notices, proxy statements and annual reports, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to Investor Relations at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960, (973) 290-0080.

AVAILABILITY OF PROXY MATERIALS

Our proxy materials are primarily available to stockholders on the Internet, as permitted by the rules of the Securities and

Exchange Commission (the “SEC”). A Notice of Internet Availability of Proxy Materials will be mailed to shareholders beginning approximately August 5, 2011, and this Proxy Statement and form of proxy, together with our Annual Report on Form 10-K, are first being made available to shareholders beginning approximately August 5, 2011. The Annual Report, which has been posted along with this Proxy Statement, is not a part of the proxy solicitation materials. Upon receipt of a written request, the Company will furnish to any shareholder, without charge, a copy of such Annual Report (without exhibits). Upon request and payment of $0.10 (ten cents) per page, copies of any exhibit to such Annual Report will also be provided. Any such written request should be directed to the Company's Secretary at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960 or (973) 290-0080.

ELECTRONIC ACCESS TO PROXY MATERIALS

This year we are pleased to again apply the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to stockholders primarily over the Internet. We believe this method should expedite receipt of your proxy materials, lower costs of our Annual Meeting and help conserve natural resources. We encourage you to vote via the Internet by following the links to the Proxy Statement and Annual Report, which are both available at www.proxyvote.com.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board currently consists of eleven (11) directors. Nine (9) of the current members of the Board have been nominated for re-election. Gerald C. Crotty has notified us that he will not stand for re-election after the current term and Robert Davidoff will similarly not stand for re-election after the current term. The Board has determined that, immediately following the Annual Meeting, the size of the Board will be reduced to ten (10) directors and one vacancy will remain, for which the Nominating Committee will seek to identify a candidate. Even though there will be a vacancy, stockholders and their proxies cannot vote for more than nine (9) persons. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected. At the Annual Meeting directors will be elected to serve one-year terms expiring at the next annual meeting of stockholders or until their successors are elected or until their earlier resignation or removal.

The directors shall be elected by a plurality of the Votes Cast at the Annual Meeting. A “plurality” means that the individuals who receive the largest number of Votes Cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company. Certain information about the nominees to the Company's Board is set forth below.

Christopher J. McGurk, 54, has been the Company's Chief Executive Officer and Chairman of the Board since January 2011.
Mr. McGurk was the founder and Chief Executive Officer of Overture Films from 2006 until 2010 and also the Chief Executive Officer of Anchor Bay Entertainment, which distributed Overture Films' products to the home entertainment industry. From 1999 to 2005, Mr. McGurk was Vice Chairman of the Board and Chief Operating Officer of Metro-Goldwyn-Mayer Inc. (“MGM”), acting as the company's lead operating executive until MGM was sold for approximately $5 billion to a consortium of investors.  Mr. McGurk joined MGM from Universal Pictures, where he served in various executive capacities, including President and Chief Operating Officer, from 1996 to 1999.  From 1988 to 1996, Mr. McGurk served in several senior executive roles at The Walt Disney Studios, including Studios Chief Financial Officer and President of The Walt Disney Motion Picture Group. Mr. McGurk currently serves as a director of BRE Properties, Inc. and has previously served on the boards of DivX Inc., DIC Entertainment, Pricegrabber.com, LLC and MGM Studios, Inc. Mr. McGurk's extensive career in various sectors of the theatrical production and exhibition industry will provide the company with the benefits of his knowledge of and experience in this field, as well as his wide-spread contacts within the industry.

Adam M. Mizel, 41, has been the Company's Chief Financial Officer and Chief Strategy Officer since August 2009, the Interim Co-Chief Executive Officer from June 2010 through December 2010 and a member of the Board since March 2009. Since 2005, Mr. Mizel has been the Managing Principal at Aquifer Capital Group, LLC. Previously, Mr. Mizel was Managing Director and Chief Operating Officer of Azimuth Trust, LLC, an alternative asset management firm from 2001 until 2005. Prior to that, he was a partner at Capital Z Partners, L.P., a private equity and alternative investment firm, and Managing Director at Zurich Centre Investments, Inc., the North American private equity unit of Zurich Financial Services Group. Mr. Mizel began his investment career at Morgan Stanley Capital Partners in 1991. Mr. Mizel, having investment experience in the Company's and other industries, is familiar with relevant financing structures and the financial environment of the Company.

Gary S. Loffredo, 46, has been the Company's Senior Vice President -- Business Affairs, General Counsel and Secretary, the Interim Co-Chief Executive Officer from June 2010 through December 2010 and a member of the Board since September

2000. From March 1999 to August 2000, he had been Vice President, General Counsel and Secretary of Cablevision Cinemas d/b/a Clearview Cinemas. At Cablevision Cinemas, Mr. Loffredo was responsible for all aspects of the legal function, including negotiating and drafting commercial agreements, with emphases on real estate, construction and lease contracts. He was also significantly involved in the business evaluation of Cablevision Cinemas' transactional work, including site selection and analysis, negotiation and new theater construction oversight. Mr. Loffredo was an attorney at the law firm of Kelley Drye & Warren LLP from September 1992 to February 1999. Having been with the Company since its inception and with Clearview Cinemas prior thereto, Mr. Loffredo has over a decade of experience in the cinema exhibition industry, both on the movie theatre and studio sides, as well as legal training and general business experience, which skills and understanding are beneficial to the Company.

Peter C. Brown, 52, has been a member of the Board since September 2010. He is Chairman of Grassmere Partners, LLC, a private investment firm, which he founded in 2009. Prior to founding Grassmere Partners, Mr. Brown served as Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc. ("AMC"), one of the world's leading theatrical exhibition and entertainment companies, from July 1999 until his retirement in February 2009. He joined AMC in 1990 and served as AMC's President from January 1997 to July 1999 and Senior Vice President and Chief Financial Officer from 1991 to 1997. Mr. Brown founded Entertainment Properties Trust, served as Chairman of the Board of Trustees from 1997 to 2003 and is currently a director. Mr. Brown also serves as a director of CenturyLink. During the past five years, Mr. Brown served on the boards of National CineMedia, Inc. and Midway Games, Inc. Mr. Brown's extensive experience in the theatrical exhibition and entertainment industry will provide the Board with valuable knowledge and experience specifically compatible with the Company's business.

Wayne L. Clevenger, 68, has been a member of the Board since October 2001. He has more than 25 years of private equity investment experience. He has been a Managing Director of MidMark Equity Partners II, L.P. (“MidMark”), a private equity fund, since 1989. Mr. Clevenger was President of Lexington Investment Company from 1985 to 1989, and, previously, had been employed by DLJ Capital Corporation (Donaldson, Lufkin & Jenrette) and INCO Securities Corporation, the venture capital arm of INCO Limited. Mr. Clevenger served as a director of Clearview Cinema from May 1996 to December 1998. Mr. Clevenger has financial expertise and experience with the Company as it has developed with the digital cinema industry and, as such, is able to provide the Company with unique insight and guidance.

Matthew W. Finlay, 44, has been a member of the Board since October 2001. Since 1997, Mr. Finlay has been a director of MidMark. Previously, he had been a Vice President with the New York merchant banking firm Juno Partners and its investment banking affiliate, Mille Capital, from 1995 to 1997. Mr. Finlay began his career in 1990 as an analyst with the investment banking firm Southport Partners. Mr. Finlay has financial expertise and experience with the Company as it has developed with the digital cinema industry and, as such, is able to provide the Company with unique insight and guidance.

Edward A. Gilhuly, 51, has been a member of the Board since August 2009 and is a designee of Sageview Capital Master, L.P., one of the Company's largest investors.. In 2006, he founded Sageview Capital L.P., which acts as the investment advisor to investment partnerships (with $1.3 billion of equity capital), including Sageview Capital Master, L.P., organized to make long-term investments in the securities of companies through both public and private market transactions. Prior to founding Sageview, Mr. Gilhuly joined Kohlberg Kravis Roberts & Co., L.P. in 1986 and served in various capacities until 2005. Prior to joining KKR in 1986, Mr. Gilhuly worked from 1982 to 1984 at Merrill Lynch Capital Markets in the Mergers and Acquisitions Department. Mr. Gilhuly is currently a director of Legrand, SA. During the past five years, Mr. Gilhuly served as a director of MedCath Corporation and of Rockwood Holdings, Inc. In addition to his financial and investment background, as a designee of one of the Company's largest investors, he brings to the Board the perspective of a major stakeholder.

Martin B. O'Connor II, 52, has been a member of the Board since March 2010. Mr. O'Connor is the Managing Partner of the law firm of O'Connor, Morss & O'Connor, P.C., where he has practiced law since 1985.  He focuses on advising his clients and their business interests regarding strategic planning, ownership and wealth management issues, as well as advising their family offices.  His varied professional experiences have resulted in a practice representing individuals and entities in the financial, real estate, entertainment, sport and agricultural sectors. During the past five years, Mr. O'Connor served as a director of Rentrak Corporation. He brings to the Board a varied range of legal and professional experience and working relationships with global brands.

Laura Nisonger Sims, 32, has been a member of the Board since September 2009 and is a designee of Sageview Capital Master, L.P., one of the Company's largest investors. Since 2008, Ms. Sims has been a principal of Sageview Capital L.P. Prior to joining Sageview, Ms. Sims was with TPG Capital L.P. from 2003 until 2006, where she focused on leveraged buyout transactions across a range of industries. Prior to joining TPG, Ms. Sims was an analyst at Goldman, Sachs & Co. in the Communications, Media and Entertainment group of the Investment Banking Division. Ms. Sims' experience in investing in the entertainment industry, as well as her general financial and investment experience, is beneficial to the Board. In addition, as a designee of one of the Company's largest investors, she brings to the Board the perspective of a major stakeholder.

Sageview is currently entitled to nominate two directors for election to the Board at each annual meeting of the Company's stockholders, subject to the loss of such nomination rights upon certain reductions in the aggregate principal amount outstanding of the 2010 promissory note issued by the Company to Sageview and the beneficial ownership of shares of Class A Common Stock by Sageview. Mr. Gilhuly and Ms. Sims are the two Sageview nominees for election at the Annual Meeting. In addition, during the period in which Sageview has such nomination rights, the Company has agreed not to increase the size of the Board above ten (10) members without Sageview's consent. The Company obtained Sageview's consent to increase the Board to eleven (11) members in connection with Mr. McGurk's joining the Board in January 2011.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

The Board has selected the firm of EisnerAmper LLP as our independent auditors for the fiscal year ending March 31, 2012, subject to ratification by our stockholders at the Annual Meeting. EisnerAmper LLP has been our independent auditors since the fiscal year ended March 31, 2005. No representative of EisnerAmper LLP is expected to be present at the Annual Meeting.
More information about our independent auditors is available under the heading “Independent Auditors” on page 24 below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2012.

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

MATTERS RELATING TO OUR GOVERNANCE

Board of Directors

The Board oversees the Company's risk management including understanding the risks the Company faces and what steps management is taking to manage those risks, as well as understanding what level of risk is appropriate for the Company. The Board's role in the Company's risk oversight process includes receiving regular updates from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks.

The Company's leadership structure consists of the combined role of Chairman of the Board and Chief Executive Officer and a separate Lead Independent Director. Mr. Brown currently serves as our Lead Independent Director. The Lead Independent Director's responsibilities include presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, serving as a liaison between the Chairman and the independent directors, reviewing information sent to the Board, consulting with the Nominating Committee with regard to the membership and performance evaluations of the Board and Board committee members, calling meetings of and setting agendas for the independent directors, and serving as liaison for communications with stockholders. The Board believes that the existence of a lead director supports strong corporate governance principles while deriving the benefit of having the Company's Chief Executive Officer also serve as Chairman of the Board. The Board believes that this leadership structure enhances the Chairman of the Board and Chief Executive Officer's ability to provide insight and direction on the Company's strategic direction to both management and independent directors, and at the same time, with the support and oversight of a lead director, ensures that the appropriate level of independent oversight is applied to all management decisions. The Board believes that this structure ensures that the independent directors continue to effectively oversee management and provide effective oversight of key issues relating to strategy, risk and integrity without the need to split the roles of Chairman of the Board and Chief Executive Officer.

The Board intends to meet at least quarterly and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors and management) at least twice a year immediately following regularly scheduled Board meetings. During the fiscal year ended March 31, 2011 (the “Last Fiscal Year”), the Board held four meetings and the Board members acted 12 times by unanimous written consent in lieu of holding a meeting. Each current member of the Board, who was then serving, attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served in the Last Fiscal Year. Messrs. Brown, Clevenger, Crotty, Davidoff, Finlay, Gilhuly and O'Connor and Ms. Sims are considered “independent” under the rules of the SEC and the Nasdaq Global Market (“Nasdaq”).

The Board currently does not provide a formal process for stockholders to send communications to the Board. In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the limited number of stockholders of the Company. While the Board will, from time to time, review the need for a formal policy, at the present time, stockholders who wish to contact the Board may do so by submitting any communications to the Company's Secretary, Mr. Loffredo, at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960, with an instruction to forward the communication to a particular director or the Board as a whole. Mr. Loffredo will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

The Company does not currently have a policy in place regarding attendance by Board members at the Company's annual meetings. However, each of the current directors, other than Mr. Davidoff, who were then serving, attended the 2010 Annual Meeting of Stockholders, and each director who is standing for re-election currently intends to attend this Annual Meeting.

The Board has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee consists of Messrs. Brown, Davidoff, Finlay and Ms. Sims. Mr. Finlay is the Chairman of the Audit Committee. After the Annual Meeting, the Audit Committee will consist of Messrs. Brown and Finlay and Ms. Sims. The Audit Committee held four meetings in the Last Fiscal Year. The Audit Committee has met with the Company's management and the Company's independent registered public accounting firm to review and help ensure the adequacy of its internal controls and to review the results and scope of the auditors' engagement and other financial reporting and control matters. Messrs. Finlay and Davidoff are financially literate, and Mr. Davidoff is financially sophisticated, as those terms are defined under the rules of Nasdaq. Messrs. Davidoff and Finlay are also financial experts, as such term is defined under the Sarbanes-Oxley Act of 2002. Messrs. Brown, Davidoff and Finlay and Ms. Sims are considered “independent” under the rules of the SEC and Nasdaq.

The Audit Committee has adopted a formal written charter (the “Audit Charter”). The Audit Committee is responsible for ensuring that the Company has adequate internal controls and is required to meet with the Company's auditors to review these internal controls and to discuss other financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the auditors. Additionally, the Audit Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between the Company and its officers, directors, employees and principal stockholders. The Audit Charter is available on the Company's Internet website at www.cinedigm.com.

Compensation Committee

The Compensation Committee consists of Messrs. Clevenger, Crotty, Davidoff, and Gilhuly. Mr. Clevenger is the Chairman of the Compensation Committee. After the Annual Meeting, the Compensation Committee will consist of Messrs. Clevenger and Gilhuly and the Board will consider appointing a third director at that time. The Compensation Committee met nine times during the Last Fiscal Year. The Compensation Committee approves the compensation package of the Company's Chief Executive Officer and, based on recommendation by the Company's Chief Executive Officer, approves the levels of compensation and benefits payable to the Company's other executive officers, reviews general policy matters relating to employee compensation and benefits and recommends to the entire Board, for its approval, stock option and other equity-based award grants to its executive officers, employees and consultants and discretionary bonuses to its executive officers and employees. The Compensation Committee approves the compensation package of the Company's directors. The Compensation Committee has the authority to appoint and delegate to a sub-committee the authority to make grants and administer bonus and compensation plans and programs. Messrs. Clevenger, Crotty, Davidoff and Gilhuly are considered “independent” under the rules of the SEC and the Nasdaq.

The Compensation Committee adopted a formal written charter (the “Compensation Charter”). The Compensation Charter sets forth the duties, authorities and responsibilities of the Compensation Committee. The Compensation Charter is available on the Company's Internet website at www.cinedigm.com.

The Compensation Committee, when determining executive compensation (including under the executive compensation program, as discussed below under the heading Compensation Discussion and Analysis ), evaluates the potential risks associated with the compensation policies and practices. The Compensation Committee believes that the Company's compensation programs are designed with an appropriate balance of risk and reward in relation to the Company's overall compensation philosophy and do not encourage excessive or unnecessary risk-taking behavior.  In general, the Company compensates its executives in a combination of cash, stock options and restricted stock units (that are payable in cash or stock at the Company's discretion).  Both the stock options and the restricted stock units contain vesting provisions, typically of proportional annual vesting over a three-year period, which encourages the executives, on a long-term basis, to strive to enhance the value of such compensation as measured by the trading price of the Class A Common Stock.  The Compensation Committee does not believe that this type of compensation encourages excessive or unnecessary risk-taking behavior.  As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.  The Company intends to recapture compensation as required under the Sarbanes-Oxley Act. However, there have been no instances where it needed to recapture any compensation.

During the Last Fiscal Year, the Compensation Committee engaged HR & Survey Solutions, LLC, a compensation consulting firm. The consultant met with the Compensation Committee multiple times during the Last Fiscal Year and provided guidance for cash and equity bonus compensation to executive officers and directors, which the Compensation Committee considered in reaching its determinations of such compensation. In addition, the consultant was available to respond to specific inquiries throughout the process.

Nominating Committee

The Nominating Committee consists of Messrs. Brown, Clevenger, Davidoff and O'Connor and Ms. Sims. Mr. O'Connor
is the Chairman of the Nominating Committee. After the Annual Meeting, Nominating Committee will consist of Messrs. Brown, Clevenger and O'Connor and Ms. Sims. The Nominating Committee held two meetings during the Last Fiscal Year. The Nominating Committee evaluates and approves nominations for annual election to, and to fill any vacancies in, the Board and recommends to the Board the directors to serve on committees of the Board. Messrs. Brown, Clevenger, Davidoff and O'Connor and Ms. Simms are considered “independent” under the rules of the SEC and the Nasdaq.

The Nominating Committee adopted a formal written charter (the “Nominating Charter”). The Nominating Charter sets forth the duties and responsibilities of the Nominating Committee and the general skills and characteristics that the Nominating Committee employs to determine the individuals to nominate for election to the Board. The Nominating Charter is available on the Company's Internet website at www.cinedigm.com.

The Nominating Committee will consider any candidates recommended by stockholders. In considering a candidate submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualification of the candidate. Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board. Stockholders should submit any recommendations of director candidates for the Company's 2012 Annual Meeting of Stockholders to the Company's Secretary, Mr. Loffredo, at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960 in accordance with the procedures set forth above under the heading “Deadline for Receipt of Stockholder Proposals to be Presented at Next Annual Meeting.”
There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended director nominee. However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors of the Company; and preferably have experience in the Company's business and other relevant business fields (for example, finance, accounting, law and banking). The Nominating Committee considers diversity together with the other factors considered when evaluating candidates but does not have a specific policy in place with respect to diversity.

Members of the Nominating Committee meet in advance of each of the Company's annual meetings of stockholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company. The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating Charter and the rules of the Nasdaq. There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether or not the nominee is recommended by a stockholder.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all members of the Board, executive officers and employees. Such code of ethics is available on our Internet website, www.cinedigm.com. We intend to disclose any amendment to, or waiver of, a provision of our code of ethics by filing a Current Report on Form 8-K with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of July 18, 2011, the Company's directors, executive officers and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 48.9% of its outstanding Class A Common Stock and none of its Class B Common Stock. These stockholders have significant influence over the Company's business affairs, with the ability to control matters requiring approval by the Company's stockholders, including the two proposals set forth in this Proxy Statement as well as approvals of mergers or other business combinations.
The following table sets forth as of July 18, 2011, certain information with respect to the beneficial ownership of the Common Stock as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executives (as defined below) and (iv) all of the Company's directors and executive officers as a group.

CLASS A COMMON STOCK
Name (a)	Shares Beneficially Owned (b)
	Number		Percent
Christopher J. McGurk	199,615		*
A. Dale Mayo	610,885	(c)	1.6%
Adam M. Mizel	1,623,297	(d)	4.4%
Gary S. Loffredo	383,554	(e)	1.0%
Peter C. Brown	347,223		*
Wayne L. Clevenger c/o MidMark Equity Partners II, L.P., 177 Madison Avenue Morristown, NJ 07960	2,055,117	(f)	5.5%
Gerald C. Crotty	122,119	(g)	*
Robert Davidoff	460,615	(h)	1.2%
Matthew W. Finlay c/o MidMark Equity Partners II, L.P., 177 Madison Avenue Morristown, NJ 07960	2,033,531	(i)	5.4%
Edward A. Gilhuly c/o Sageview Capital Master, L.P. 245 Lytton Avenue, Suite 250 Palo Alto, CA 94301	16,046,613	(j)	30.1%
Martin B. O'Connor II	64,936		*
Laura Nisonger Sims c/o Sageview Capital Master, L.P. 245 Lytton Avenue, Suite 250 Palo Alto, CA 94301	—		*
Aquifer Opportunity Fund, L.P. 460 Park Avenue, Suite 2101 New York, NY 10022	1,328,497	(k)	3.6%
MidMark Equity Partners II, L.P. 177 Madison Avenue Morristown, NJ 07960	2,065,117	(l)	5.5%
Federated Investors, Inc. Federated Investors Tower Pittsburgh, PA 15222-3779	4,422,787	(m)(o)	11.9%
Sageview Capital Master, L.P. 245 Lytton Avenue, Suite 250 Palo Alto, CA 94301	16,046,613	(j)	30.1%
All directors and executive officers as a group (12 persons)	21,962,388	(n)	40.7%

--------------------
*    Less than 1%

(a)    Unless otherwise indicated, the business address of each person named in the table is c/o Cinedigm Digital Cinema Corp., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.
(b)    Applicable percentage of ownership is based on 37,276,295 shares of Class A Common Stock outstanding as of July 18, 2011 together with all applicable options, warrants and other securities convertible into shares of our Class A Common Stock for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Class A Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after July 18, 2011 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.
(c)Includes 340,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.

(d)Consists of 1,328,497 shares owned by Aquifer Opportunity Fund, L.P. (“Aquifer Fund”) and 294,800 shares owned directly by Adam M. Mizel. Aquifer GP, LP (“Aquifer GP”) is a general partner of Aquifer Fund. Mr. Mizel is the managing member of Aquifer GP. Mr. Mizel is also the Chief Financial Officer and the Chief Strategy Officer and a director of the Company. Mr. Mizel disclaims beneficial ownership of the securities owned by Aquifer Fund, except to the extent of his pecuniary interest therein, if any.
(e)Includes 211,382 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.
(f)Mr. Clevenger is a managing director of MidMark and of MidMark Investments, Inc. (“MidMark Investments”) and a managing member of MidMark Advisors II, LLC. Includes 30,000 shares of Class A Common Stock owned directly, 40,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options held by MidMark Investments and 1,985,117 shares owned by MidMark. Other then the 30,000 shares first described, Mr. Clevenger disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(g)Includes 37,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.
(h)Includes 85,119 shares of Class A Common Stock owned directly, 37,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options, and 338,496 shares owned by CMNY, for which Mr. Davidoff serves as a director. Other then the 122,119 shares described above, Mr. Davidoff disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(i)Mr. Finlay is a director of MidMark and of MidMark Investments. Includes 8,414 shares of Class A Common Stock owned directly, 40,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options held by MidMark Investments and 1,985,117 shares owned by MidMark. Other then the 8,414 shares first described, Mr. Finlay disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(j)Includes 16,000,000 shares of Class A Common Stock subject to issuance upon exercise of currently exercisable warrants owned by Sageview Capital Master Fund, L.P. (“Sageview Master”). Sageview Capital Partners (A), L.P. (“Sageview A”), Sageview Capital Partners (B), L.P. (“Sageview B”) and Sageview Capital Partners (C) (Master), L.P. (“Sageview C”) are the sole shareholders of Sageview Master. Sageview Capital GenPar, Ltd. (“Sageview Ltd.”) is the sole general partner of each of Sageview A, Sageview B and Sageview C. Sageview Capital GenPar, L.P. (“Sageview GenPar”) is the sole shareholder of Sageview Ltd. Sageview Capital MGP, LLC (“Sageview MGP”) is the sole general partner of Sageview GenPar. Edward A. Gilhuly and Scott M. Stuart are managing and controlling persons of Sageview MGP. Messrs. Gilhuly and Stuart have shared voting and dispositive power with respect to the securities beneficially owned by Sageview Master. Mr. Gilhuly is a director of the Company. Each of Sageview A, Sageview B, Sageview C, Sageview Ltd., Sageview GenPar, Sageview MGP and Messrs. Gilhuly and Stuart disclaims beneficial ownership of such securities, except to the extent of its or his pecuniary interest therein, if any.
(k)Of such shares, 1,328,497 are owned by Aquifer Fund. Mr. Mizel is the principal of Aquifer Capital Group, LLC (“Aquifer Capital”), which is the investment manager of Aquifer Fund, and has power to vote and dispose of the shares held by Aquifer Fund. Mr. Mizel and Aquifer Capital disclaim beneficial ownership of these securities.
(l)Includes 80,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options held by MidMark Investments and 1,985,117 shares owned by MidMark, which shares may be deemed to be beneficially owned by MidMark Advisors II, LLC, the general partner of MidMark.
(m)Federated Investors, Inc. (“Federated”) is the indirect parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., both of which act as investment advisors to registered investment companies and separate accounts that own shares, and Federated Kaufman Small Cap Fund and AST Federated Aggressive Growth Portfolio, both of which own shares. Federated is owned by the Voting Shares Irrevocable Trust, of which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue are trustees. Each trustee disclaims beneficial ownership of the shares.
(n)Includes 705,382 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options and 16,000,000 shares of Class A Common Stock underlying warrants that may be acquired upon exercise of such warrants.
(o)    Based on the numbers of shares reported in the most recent Schedule 13D or Schedule 13G, as amended, if applicable, and filed by such stockholder with the SEC through July 18, 2011 and information provided by the holder.

CLASS B COMMON STOCK
Name	Shares Beneficially Owned (a)
	Number	Percent
Melanie West c/o Cinedigm Digital Cinema Corp. 55 Madison Avenue, Suite 300 Morristown, NJ 07960	25,000	100%
All directors and executive officers as a group	—	—

(a)    Applicable percentage of ownership is based on 25,000 shares of Class B Common Stock outstanding as of July 18, 2011. There are no shares of Class B Common Stock subject to options, warrants or other convertible securities. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Class B Common Stock shown. The holder of each share of Class B Common Stock is entitled to ten (10) votes per share. Each share of Class B Common Stock is convertible at any time at the holder's option into one (1) share of Class A Common Stock.
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The Company's executive officers are Christopher J. McGurk, Chief Executive Officer and Chairman of the Board, Gary S. Loffredo, Senior Vice President - Business Affairs, General Counsel, Secretary and a member of the Board, and Adam M. Mizel, Chief Financial Officer and Chief Strategy Officer and a member of the Board. Biographical information for Messrs. McGurk, Mizel and Loffredo is included above in Proposal One.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Cinedigm's executive compensation philosophy is focused on enabling the Company to hire and retain qualified and motivated executives, while meeting its business needs and objectives. To be consistent with this philosophy, the executive compensation program (the “Compensation Program”) has been designed around the following objectives:

•	Provide competitive compensation levels to enable the recruitment and retention of highly qualified executives.

•	Design incentive programs that strengthen the link between pay and corporate performance to encourage and reward excellence and contributions that further Cinedigm's success.

•	Align the interests of executives with those of shareholders through grants of equity-based compensation that also provide opportunities for ongoing executive ownership.

An overriding principle in delivering on these objectives is to ensure that compensation decisions are made in the Company's best financial interests such that incentive awards are both affordable and reasonable, taking into account Company performance and considering the interests of all stakeholders.

Cinedigm became a public company in 2003 under the name Access Integrated Technologies, Inc. The Company adopted the name Cinedigm Digital Cinema Corp. in 2009 to better represent its position in the new paradigm in cinema entertainment. Following several years of significant growth, revenue growth slowed during the 2008 economic crisis in the United States and the difficult conditions in the two years that followed, but has recovered somewhat during the Last Fiscal Year. Going forward, the Company faces the challenges of continuing to grow in a new and evolving market against the backdrop of continued challenging economic conditions.

As the Company has evolved, so too has the Compensation Program. Going forward, the Company is focused on improving both shareholder returns and its cash position. To help achieve this goal, the Compensation Program was restructured in 2008 to reward the Chief Executive Officer (“CEO”) for achieving strategic goals and increasing shareholder value. In the fiscal year ending in 2010, the Company created a formal performance-based Management Annual Incentive Plan (MAIP) to establish specific target award levels and performance metrics. The plan is predicated on attaining goals that are critical to Cinedigm's future success and is designed to reward the level of collaboration across divisions and segments that results in achieving corporate results. Performance fell short of threshold in fiscal 2011. Although no awards were mandated, the MAIP permits discretionary payment of awards in such instances where the Company wants to recognize and reward a participant's work during the prior year even though the specified targets were not met, and accordingly no awards were paid to NEOs, though the Company elected to make awards to other employees. The Company intends to continue to strengthen the pay-for-performance linkage by continuing to use the MAIP and making regular grants of equity to key employees.

The Compensation Program consists of base salary, annual incentives, and long-term equity compensation. In addition, all NEOs receive some modest personal benefits and perquisites. The Company does not, however, provide supplemental retirement benefits for NEOs; retirement benefits are accumulated through the Company's 401(k) plan which is open to all employees. Among the NEOs, only the CEO and our Chief Financial Officer (“CFO”) have employment agreements.

Our prior CEO, Bud Mayo, left Cinedigm in June 2010 and our current CEO, Chris McGurk, joined the Company in January 2011. During the transition, Gary Loffredo and Adam Mizel assumed the temporary position of co-CEOs. There was no change made to their base salaries, but in recognition of their efforts and leadership, the Board awarded each of them a one-time bonus, paid in shares of company stock.

The Compensation Committee annually reviews the executive compensation elements and assesses the integrity of the Compensation Program as a whole to ensure that it continues to be aligned with the Company's compensation objectives and supports the attainment of Company goals. Periodically, the Company reviews competitive compensation levels, mix of pay, and practices to ensure all Compensation Program features continue to be in line with the market, while still reflecting the unique needs of our business model. Additionally, in response to business and talent needs, executive management brings compensation proposals to the Compensation Committee, which then reviews the proposal and either approves or denies the proposed changes.

Competitive Positioning and Mix of Pay

Competitive Assessment

The primary source of peer data for executives is a customized peer group developed to reflect competitors for business and talent. An initial peer group of six companies was established as part of a comprehensive competitive assessment undertaken by the Compensation Committee (working with an outside consulting firm, HR+Survey Solutions, LLC) at the end of 2007. The Compensation Committee elected not to conduct a competitive analysis of executive compensation elements in 2009 because the market data would represent company information reported prior to the economic downturn, which could make the information less useful for decision-making. The Compensation Committee believed that the resources required to conduct the analysis could be better spent elsewhere in the Company.

Last year, the Compensation Committee determined that the time was appropriate to update its peer group given changes in the market. For the 2011 fiscal year, the Company introduced a new peer group for compensation comparison. The new peer group was expanded to include more companies, particularly those of comparable scale to Cinedigm (with a median revenue of $126 million), and similar, but smaller, media businesses. Deleted were companies that had grown to be too large to be relevant. The revisions increase the number of peers from six to 17, as shown in the chart below.

PEER GROUP FOR 2010/2011 FISCAL YEAR

Ckx Inc.	Imax Corp.	Realnetworks Inc.
Demand Media Inc.	Limelight Networks Inc.	Rentrak Corp.
Dg Fastchannel Inc.	Lodgenet Interactive Corp.	Seachange International
Digimarc Corp.	National Cinemedia Inc.	Thestreet.Com
Dts Inc.	Onstream Media Corp.	Westwood One Inc.
Global Traffic Network	Point.360

The Compensation Committee has not defined a target pay positioning for the CEO or other NEOs, nor does it commit to providing a specific percentile or pay range. In the most recent competitive assessment analysis (conducted mid-year 2010), the former CEO's total direct compensation (total cash compensation plus long-term incentives and equity awards) was 107% percent of the median. The Compensation Committee viewed such prominent positioning as appropriate because the CEO had significant influence over the direction of the business.

The other NEOs' compensation was assessed in 2010; most are paid close to the median of the peer group for base salary and below median for target total cash compensation and total direct compensation. While it is the belief of the Compensation Committee that the available talent pool to fill these positions is broader than the pool for the CEO and therefore, that their pay levels, and potential opportunity for wealth creation through stock grants, are robust enough to retain and motivate them, the Compensation Committee has taken steps to shift a larger portion of their pay into variable compensation. Adam Mizel, however, is paid at 112% of the median for base salary, 115% of the median for target total cash compensation and 140% of median for target total direct compensation. The Compensation Committee feels his positioning is appropriate because he brings a special set of talents that are important to the future success of the company.

Pay Mix

The Company's pay philosophy has been evolving from an emphasis on fixed pay to one that believes a substantial portion of each executive's compensation should be at risk and dependent upon performance. Starting in 2009, the Company began to deliver a greater proportion of total compensation through variable elements for the other NEOs. While the Compensation Committee has not adopted a targeted mix of either long-term to short-term, fixed to variable, or equity and non-equity compensation, they have taken steps to increase the portion of variable compensation. Steps in this direction include the introduction of the Management Annual Incentive Plan and more regular equity grants.

Elements of Compensation

Base Salary

Base salaries are fixed compensation with the primary function of aiding in attraction and retention. These salaries are reviewed annually, as well as at the time of a promotion or other change in responsibilities. Any increases are based on an evaluation of the previous year's performance of the Company and the executive, the relative strategic importance of the position, market conditions, and competitive pay levels (though, as noted earlier, the Compensation Committee does not target a specific percentile or range). None of the NEOs received a salary increase during fiscal year 2011.

NEO salaries will remain at current levels throughout the new fiscal year, with no salary increases planned. The decision to maintain salaries at current levels and forgo salary increases reflects the Compensation Committee's plan to deliver a greater proportion of compensation through variable components over time.

Annual Incentive Awards

For the 2010 fiscal year, the Compensation Committee implemented a formal annual incentive plan. This plan was also used for the 2011 fiscal year and was expanded to cover thirty Cinedigm executives including the NEOs. The plan established threshold and maximum levels of incentive awards defined as a percentage of a participant's salary.

Executive Officer	Threshold MAIP as a Percent of Salary	Maximum MAIP as a Percent of Salary
Chris McGurk	Not Eligible for 2011	Not Eligible for 2011
A. Dale Mayo	40%	131.3%
Adam Mizel	25%	75%
Gary S. Loffredo	22.5	67.5%

Payouts were determined based on achievement of consolidated EBITDA and cash flow goals. Participants who were part of a specific business segment or division could have their payout modified by the business segment or division's performance as determined on a discretionary basis. We do not disclose segment and division targets, or individual goals, as we believe that such disclosure would result in competitive harm. Based on our experience in the segments and divisions, we believe these targets were set sufficiently high to provide incentive to achieve a high level of performance. Payouts could also be modified, by a maximum of +/-20% for individual performance, except for the former CEO, whose MAIP payout was based solely on financial performance.

For the 2011 fiscal year, the threshold financial goals were not achieved; therefore, no annual incentives were earned by NEOs or other plan participants. However, the Company elected to make awards, paid in shares of company stock, to other (non-NEO) MAIP participants.

Restricted Unit Awards

In shifting Mr. Mayo's compensation toward more variable pay and strengthening the tie to long-term performance, Mr. Mayo received a grant of 94,340 RSUs in April 2009. The other NEOs also received a grant of RSUs in April 2009. These grants were recommended by Mr. Mayo and authorized by the Compensation Committee after the end of fiscal year ended March 31, 2009. These RSU grants were designed to provide a discretionary reward for the previous year's performance as well as aid in retention, increase executive ownership, and focus NEOs on improving share price. Grant levels were as follows: 35,000 RSUs to Mr. Loffredo. The grant featured accelerated vesting based on stock price appreciation. The RSUs will fully vest at the end of year one if the stock price achieves $12.00 per share for 10 consecutive trading days (a “10-day period”) during such year. If stock price reaches $9.50 per share for a 10-day period during year one, two-thirds of the shares vest; a stock price of $7.00 per share for a 10-day period during year one triggers one-third of the shares to vest. No vesting occurs if the stock price does not achieve at least $7.00 per share for a 10-day period during that year. The same schedule applies in year two of the grant. At the end of year three, all remaining unvested shares vest regardless of price. The RSUs may be settled in stock or cash or a combination thereof at the Company's discretion. The stock price goals for April 2010 and April 2011 were not achieved so none of the shares have vested yet. Going forward, the Committee has determined that future stock grants will consist of stock options to focus executives on the creation of shareholder value.

Long-Term Incentive Awards

The Compensation Committee annually considers long-term incentive awards, for which it has the authority to grant a variety of equity-based awards. The primary objective of such awards is to align the interests of executives with those of shareholders by increasing executive ownership and fostering a long-term focus. In recent years, such awards have been made after fiscal year end in order to permit consideration of year-end performance.

Long-term incentive awards for the NEOs have historically consisted of stock options. To incorporate an additional equity vehicle into the Compensation Plan, NEOs became eligible for grants of RSUs starting in 2008. These grants were designed to aid in retention, provide a discretionary reward for performance, increase executive ownership, and focus NEOs on improving share price.

As part of the on-going long-term incentive plan, in fiscal 2011, the NEOs, other than Mr. Mayo and Mr. Mizel, received grants of stock options as follows: 64,795 stock options to Mr. Loffredo. Mr. Mizel was not eligible for a grant because, upon joining Cinedigm in 2009, he received a grant of stock options intended to cover a three year period. Mr. Mayo did not receive a grant because he received an equity grant in 2009 that was designed to cover a three year period.

Mr. Mayo's Compensation Arrangements

Mr. Mayo was the founder of the Company. Historically, his compensation had been determined pursuant to the terms of his employment agreement. As the Company evolved, the Compensation Committee has taken actions to shift the Mr. Mayo's pay such that base salary becomes less prominent, and performance-based variable compensation opportunity comprises a larger portion of overall pay. These steps aligned Mr. Mayo's compensation with those of CEOs in peer companies by holding his base salary at its 2006 level and revising his variable compensation arrangements to include performance-based annual and long-term incentives.

In keeping with the Compensation Committee's objective to emphasize the movement towards more variable compensation and greater linkage of pay for performance, a larger portion of Mr. Mayo's total compensation was based on stock price performance. Specifically, the Compensation Committee:

•	Reduced the fixed portion of his pay package:
◦    Maintained Mr. Mayo's base salary at the 2006 level with no increases.
◦    Eliminated a provision in Mr. Mayo's contract that guaranteed a portion of the annual bonus.

•	Shifted pay to a more long-term focus:
◦    Approved a recalibration grant of stock options in 2009 as discussed above.
◦    Authorized that half of Mr. Mayo's bonus above the threshold amount be paid in restricted stock.
◦    Approved a one-time three-year grant of stock options (granted in 2008).
◦    Approved grants of RSUs as a reward for achieving strategic goals in fiscal year ending 2009.

As a result of these actions, Mr. Mayo's total cash compensation decreased over his years of employment, and a greater proportion of compensation is (1) dependent on the achievement of performance in strategic areas and (2) equity-based. The following is a summary of the recent compensation awards:

Base Salary: In the portion of the Last Fiscal Year during which Mr. Mayo served as CEO, Mr. Mayo received a prorated base salary of $600,000 (maintained at January 1, 2006 level).

Annual Incentive: The performance cash award for fiscal year 2011was designed such that Mr. Mayo may receive a threshold award equal to 40 percent of salary. Incentive awards begin to pay out at a threshold level of performance. Payments are capped at 131.3% of salary. Performance between the specified levels results in pro-rated payments. Mr. Mayo did not earn an incentive for performance in fiscal 2011 because he retired as CEO during the fiscal year.

Total Cash Compensation: Mr. Mayo's total cash compensation had decreased over the last three years of his employment, as the Compensation Committee had shifted his opportunity towards long-term incentives and stock awards.

Long-Term and Stock Awards: The equity components reflect the Compensation Committee's decision (made at the end of the fiscal year ending March 31, 2008) to shift Mr. Mayo's compensation towards variable components with a greater long-term focus and to strengthen the alignment between his compensation and shareholder interests.
As discussed above, Mr. Mayo received a grant of 94,340 RSUs in April 2009 and a recalibration grant of 300,000 stock options in October of 2009. As with the RSUs (see discussion of Restricted Stock Units above), the stock option grant vests at the end of three years, but has an accelerated vesting based on stock price appreciation. This performance acceleration feature heightens the emphasis on the linkage between executive compensation and shareholder returns.

Employment and Separation Agreements: Mr. Mayo's employment agreement, dated as of March 31, 2008, was entered into as a means of retention during periods of uncertainty and operational challenge. On June 22, 2010, the Company and Mr. Mayo entered into a separation agreement pursuant to which Mr. Mayo notified the Company of his resignation as Chief Executive Officer and President. Mr. Mayo served as non-executive Chairman of the Board until the 2010 annual stockholders meeting. Pursuant to the separation agreement, Mr. Mayo was entitled to receive his base salary and target bonus through March 31, 2011, as contemplated by his employment agreement, and continued payment of his automobile allowance through the 2010 stockholders meeting, medical insurance through March 31, 2011 and his long-term care policy currently in force through March 31, 2014. In addition, 300,000 stock options having an exercise price of $1.37 per share (granted in 2009), 19,920 shares of restricted stock (granted in 2008 as part of his annual incentive award) and 94,340 restricted stock units (granted in 2009 as part of his annual incentive award), became vested upon the date of the separation agreement.

Mr. McGurk's Compensation Arrangements

Mr. McGurk joined Cinedigm in January 2011 as CEO and Chairman of the Board. Accordingly, Mr. McGurk's compensation package was created in line with the Company's current compensation philosophy of a base salary coupled with variable compensation including a large portion of equity-based compensation, through stock options, linked to stock price performance.

The following is a summary of Mr. McGurk's compensation package:

Base Salary: Mr. McGurk receives a base salary of $600,000.

Initial Bonus: Mr. McGurk received a bonus of $112,500, payable in Common Stock, on March 31, 2011.

Annual Incentive: The performance cash award for Mr. McGurk has a target award equal to 75 percent of salary.
Incentive awards begin to pay out at a threshold level of performance. Such awards shall be based on Company performance with goals to be established annually by the Compensation Committee.

Long-Term and Stock Awards: Mr. McGurk received an inducement grant of stock options to purchase 4,500,000 shares of Common Stock. A majority of this grant is of premium priced options as follows: 1,500,000 options at a per share exercise prices of $1.50; 2,500,000 options at an exercise price of $3.00 per share; 500,000 options at an exercise price of $5.00 per share.

Severance and Change in Control Agreement: Mr. McGurk's employment agreement contains a severance agreement whereby he may be entitled to receive his base salary through March 31, 2014 as well as bonus earned and approved by the Compensation Committee, reimbursement of expenses incurred and benefits accrued prior to the termination date. Mr. McGurk's employment agreement also contains a change in control agreement that entitles him to receive a lump sum payment equal to the sum of his then Base Salary and Target Bonus amount, multiplied by the greater of (i) two or (ii) a fraction, the numerator of which is the number of months remaining in the Term, and the denominator of which is twelve. Upon a change in control, any unvested stock options shall immediately vest. Severance and change in control payments are subject to compliance with IRS Section 409A, and cutback in order not to trigger any excess parachute taxes.

Personal Benefits and Perquisites

In addition to the benefits provided to all employees and grandfathered benefits (provided to all employees hired before January 1, 2005), NEOs are eligible for an annual physical; an allowance of $4,000 to cover any unreimbursed healthcare costs; and supplemental life insurance coverage of $200,000.

It is the Company's policy to provide minimal and modest perquisites to the NEOs, including an annual automobile allowance.

Employment Agreements for other NEOs

The Company provides an employment agreement to Mr. McGurk, the CEO, and Mr. Mizel, the CFO, as a means of inducing them to join the Company as well as for retention during periods of uncertainty and operational challenge. Additionally, the employment agreement includes non-compete and non-solicitation provisions. The provisions for severance benefits are at typical competitive levels. See page 18 for a description of the material terms of Mr. McGurk's and Mr. Mizel's employment agreements.

Stock Ownership Guidelines

The Company does not maintain formal stock ownership guidelines.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in this proxy statement, unless certain requirements are met. No element of the Company's compensation, including the annual incentive awards and restricted stock, meets these requirements. Given the Company's net operating losses, Section 162(m) is not currently a material factor in designing compensation.

Recapture Policy

The Company intends to recapture compensation as required under the Sarbanes-Oxley Act. However, there have been no instances where it needed to recapture any compensation.

COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that precedes this Report as required by Item 402(b) of the SEC's Regulation S-K. Based on its review and discussions with management, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

The Compensation Discussion and Analysis discusses the philosophy, principles, and policies underlying the Company's compensation programs that were in effect during the Last Fiscal Year and which will be applicable going forward until amended.

Respectfully submitted,
The Compensation Committee of the Board of Directors
Wayne L. Clevenger, Chairman
Gerald C. Crotty
Robert Davidoff
Edward A. Gilhuly

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE

DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

The following table sets forth certain information concerning compensation received by the Company's Chief Executive Officer and its three other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year (the “Named Executives”).

	SUMMARY COMPENSATION TABLE
Name and Principal Position(s)	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)		All Other Compensation ($)(4)	Total ($)
Christopher J. McGurk	2011	150,000	112,500	(5)	—	3,637,947		2,500	3,902,947
Chief Executive Officer
and Chairman

A. Dale Mayo	2011	600,000	450,000	(6)	—	—		30,303	1,080,303
(Retired) President,	2010	600,000	—		—	262,410	(8)	43,768	906,178
Chief Executive Officer	2009	600,000	240,000		100,000	—		57,023	997,023
and Chairman

Adam M. Mizel	2011	375,000	100,000	(7)	—	—		14,788	489,788
Chief Financial Officer	2010	243,750	—		—	256,555		10,264	510,569
and Chief Strategy
Officer

Gary S. Loffredo	2011	315,000	100,000	(7)	—	58,141		18,073	491,214
Senior Vice President-	2010	315,000	—		37,100	94,686	(8)	17,982	464,768
Business Affairs,	2009	311,667	25,000		149,400	—		27,893	513,960
General Counsel and
Secretary

(1)    Reflects amounts earned during such fiscal year.
(2)    The amounts in this column reflect the grant date fair value for the fiscal years ended March 31, 2011, 2010 and 2009, in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 2 to the Company's audited financial statements for the fiscal year ended March 31, 2011, included in the Company's Annual Report on Form 10-K filed with the SEC on June 14, 2011 (the “Form 10-K”).
(3)    The amounts in this column reflect the grant date fair value for the fiscal years ended March 31, 2011, 2010 and 2009, in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 2 to the Company's audited financial statements for the fiscal year ended March 31, 2011, included in the Form 10-K.
(4)    Includes automobile allowances, additional life insurance premiums and certain medicals expenses paid by the Company and the Company's matching contributions under its 401(k) plan and the premiums for group term life insurance paid by the Company. Under its 401(k) plan, the Company automatically matches 50% of the first 6% of employee contributions (on a per-payroll period basis) or the statutory annual limit set by the Internal Revenue Service. Effective April 1, 2009, the Company suspended the Company's matching contributions under its 401(k) plan for all employees, and no matching contributions have been made during the fiscal years ended March 31, 2011 and 2010.
(5)    Reflects the value of Class A Common Stock issued that was earned during the Last Fiscal Year, pursuant to the terms of an employment agreement with Mr. McGurk.
(6)    Reflects target bonus as contemplated by Mr. Mayo's separation agreement upon his resignation as Chief Executive Officer and President in June 2010.
(7)    Reflects the value of Class A Common Stock issued subsequent to March 31, 2011 that were earned during the Last Fiscal Year.

(8)    Includes the grant of option awards issued in exchange for the termination of the AccessDM options and vested upon issuance.

Employment agreements and arrangements between the Company and Named Executives

Christopher J. McGurk. On December 23, 2010, the Company entered into an employment agreement with Mr. McGurk (the “McGurk Employment Agreement”), pursuant to which Mr. McGurk serves as the Chief Executive Officer of the Company.  The term of the Employment Agreement commenced on January 3, 2011 and will end on March 31, 2014.  Pursuant to the McGurk Employment Agreement, Mr. McGurk receives an annual base salary of $600,000. In addition, Mr. McGurk received a bonus of $112,500, payable in shares of Class A Common Stock, on March 31, 2011, and will be eligible for bonuses for each of the fiscal years ending March 31, 2012 through March 31, 2014, with the target bonus for such years of  $450,000, which bonuses shall be based on Company performance with goals to be established annually by the Compensation Committee. If the Company terminates Mr. McGurk's employment without cause or he resigns with good reason, the McGurk Employment Agreement provides that he is entitled to continued payment of his base salary (and earned bonus) through March 31, 2014, as well as the accelerated vesting of any unvested options granted to him under the McGurk Employment Agreement. However, if the Company terminates Mr. McGurk's employment without cause or he resigns with good reason following a change in control of the Company, the McGurk Employment Agreement provides that he is entitled to a lump sum payment equal to his base salary (and earned bonus) times the greater of (i) two or (ii) the number of months remaining under his employment term divided by 12, as well as the accelerated vesting of any unvested options granted to him under the McGurk Employment Agreement. Also pursuant to the McGurk Employment Agreement, Mr. McGurk received an inducement grant of non-statutory options to purchase 4,500,000 shares of Class A Common Stock (the “Options”).  The Options are grouped in three tranches, consisting of Options for 1,500,000 shares having an exercise price of $1.50 per share, Options for 2,500,000 shares having an exercise price of $3.00 per share and Options for 500,000 shares having an exercise price of $5.00 per share.  One-third of the Options in each tranche vest on December 23 of each of 2012, 2013 and 2014 and all of the Options have a term of ten (10) years.

Adam M. Mizel. On August 11, 2009, the Company entered into an employment agreement with Adam M. Mizel, a director of the Company (the “Mizel Employment Agreement”), pursuant to which Mr. Mizel serves as the Chief Financial Officer and Chief Strategy Officer of the Company. The term of the Mizel Employment Agreement commenced on August 11, 2009 and will end on August 31, 2012. Pursuant to the Mizel Employment Agreement, Mr. Mizel receives an annual base salary of $375,000 and will be eligible for a bonus based on overall Company performance with goals to be established by the Compensation Committee. Also pursuant to the Mizel Employment Agreement, Mr. Mizel received a grant of options to purchase 450,000 shares of Class A Common Stock. The options have an exercise price of $1.37 and vest on the third anniversary of the date of grant or earlier if certain Class A Common Stock price targets are achieved, and have a term of six (6) years. The Mizel Employment Agreement further provides that Mr. Mizel is entitled to participate in all benefit plans provided to senior executives of the Company. If the Company terminates Mr. Mizel's employment without cause or he resigns with good reason, the Mizel Employment Agreement provides that he is entitled to continued payment of his base salary (and earned bonus) through August 31, 2012 as well as the accelerated vesting of any unvested options granted to him under the Mizel Employment Agreement. However, if the Company terminates Mr. Mizel's employment without cause or he resigns with good reason following a change in control of the Company, the Mizel Employment Agreement provides that he is entitled to a lump sum payment equal to his base salary (and earned bonus) times the greater of (i) two or (ii) the number of months remaining under his employment term divided by 12, as well as the accelerated vesting of any unvested options granted to him under the Mizel Employment Agreement.

Gary S. Loffredo. On September 10, 2010, the Company entered into a Severance Agreement (the “Severance Agreement”)with Gary S. Loffredo.  Pursuant to the Severance Agreement, Mr. Loffredo shall receive certain severance benefits in the event his employment with the Company is terminated without reason or he resigns for Good Cause (as defined in the Severance Agreement).  The severance benefits provided by the Severance Agreement includes twelve months base salary following the effective date of a Severance Event (as defined in the Severance Agreement) and the conversion of certain unvested or partially vested stock options.

EQUITY COMPENSATION PLANS

The following table sets forth certain information, as of March 31, 2011, regarding the shares of Cinedigm's Class A Common Stock authorized for issuance under Cinedigm's equity compensation plan.

Plan	Number of shares of common stock issuable upon exercise of outstanding options (1)	Weighted average of exercise price of outstanding options	Number of shares of common stock remaining available for future issuance
Cinedigm Second Amended and Restated 2000 Equity Incentive Plan (“the Plan”) approved by shareholders	2,614,987	$3.12	3,791,632	(2)
Cinedigm compensation plans not approved by shareholders (3)	4,500,000	$2.72	—

(1)    Shares of Cinedigm Class A Common Stock.
(2)    Excludes 730,584 RSUs which may be settled in cash or shares of Class A Common Stock or a combination thereof, at the Company's discretion.
(3)    Reflects stock options not granted under the Plan. Of such options, 1/3 in each tranche will vest on December 23 of each of 2012, 2013 and 2014.

Our Board originally adopted the Plan on June 1, 2000 and our shareholders approved the Plan by written consent in July 2000. Certain terms of the Plan were last amended and approved by our shareholders on September 14, 2010. Under the Plan, we may grant incentive and non-statutory stock options, stock, restricted stock, restricted stock units (RSUs), stock appreciation rights, performance awards and other equity-based awards to our employees, non-employee directors and consultants. The primary purpose of the Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants. A total of 7,000,000 shares of Class A Common Stock are authorized for issuance under the Plan and the term of the Plan expires on June 1, 2020. As of March 31, 2011, there were 2,614,987 stock options outstanding to purchase shares of Class A Common Stock, RSUs covering 730,584 shares of Class A Common Stock that may be settled in cash or shares of Class A Common Stock or a combination thereof, at the Company's discretion and there were 3,791,632 shares of Class A Common Stock available for issuance under the Plan.

As of July 18, 2011, stock options outstanding covering 2,495,558 shares of the Company's Class A Common Stock and RSUs covering 332,008 shares of Class A Common Stock that may be settled in cash or shares of Class A Common Stock or a combination thereof, at the Company's discretion, had been granted under the Plan. No stock options were exercised during the Last Fiscal Year.

Options granted under the Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer. Options granted under the Plan generally vest over periods up to three years. The Plan is administered by the Compensation Committee, and may be amended or terminated by the Board, although no amendment or termination may adversely affect the right of any individual with respect to any outstanding option without the consent of such individual. The Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of the Company's Class A Common Stock on the date of grant. Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company's Class A Common Stock on the date of grant. Incentive and non-statutory stock options granted under the Plan are subject to vesting provisions, and exercise is generally subject to the continuous service of the optionee, except for consultants. The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee. Upon a change of control of the Company, all options (incentive and non‑statutory) that have not previously vested will vest immediately and become fully exercisable. Options covering no more than 500,000 shares may be granted to one participant during any calendar year unless pursuant to a multi-year award, in which case no more than options covering 500,000 shares per year of the award may be granted, and during which period no additional options may be granted to such participant.

Grants of restricted stock and restricted stock units are subject to vesting requirements, generally vesting over periods up to three years, determined by the Compensation Committee and set forth in notices to the participants. Grants of stock, restricted stock and restricted stock units shall not exceed 40% of the total number of shares available to be issued under the Plan.

Stock appreciation rights (“SARs”) consist of the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time. Upon exercise, SARs may be paid in cash or shares of Class A Common

Stock or a combination thereof. Grants of SARs are subject to vesting requirements, similar to those of stock options, determined by the Compensation Committee and set forth in agreements between the Company and the participants. Restricted stock units (“RSUs”) shall be similar to restricted stock except that no Class A Common Stock is actually awarded to the Participant on the grant date of the RSUs and the Compensation Committee shall have the discretion to pay such RSUs upon vesting in cash or shares of Class A Common Stock or a combination thereof.

Performance awards consist of awards of stock and other equity-based awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Class A Common Stock, or other securities of the Company, and may be paid in shares of Class A Common Stock, cash or another form of property as the Compensation Committee may determine. Grants of performance awards shall entitle participants to receive an award if the measures of performance established by the Committee are met. Such measures shall be established by the Compensation Committee but the relevant measurement period for any performance award must be at least 12 months. Grants of performance awards shall not cover the issuance of shares that would exceed 20% of the total number of shares available to be issued under the Plan, and no more than 500,000 shares pursuant to any performance awards shall be granted to one participant in a calendar year unless pursuant to a multi-year award. The terms of grants of performance awards would be set forth in agreements between the Company and the participants.

Our Class A Common Stock is listed for trading on the Nasdaq under the symbol “CIDM”. The last reported closing price per share of our Class A Common Stock as reported by Nasdaq on July 25, 2011 was $1.80 per share.

The following table sets forth certain information concerning grants of stock options and restricted stock made under the Company's Second Amended and Restated 2000 Equity Incentive Plan to the Company's Named Executives during the Last Fiscal Year.

GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)(1)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
Name	Grant date	Threshold (#)	Target (#)	Maximum (#)
Gary S. Loffredo	6/11/2010	—	—	—	64,795	1.40	58,141

(1)    Of such options, 1/3 will vest on June 11 of each of 2011, 2012 and 2013 and all of the options have a term of ten (10) years.

The following table sets forth certain information concerning grants of stock options and restricted stock made outside of the Plan to the Company's Named Executives during the Last Fiscal Year.

GRANTS OF NON-PLAN-BASED AWARDS

		Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)(1)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
Name	Grant date	Threshold (#)	Target (#)	Maximum (#)
Christopher J. McGurk	12/23/2010	—	—	—	1,500,000	1.50	1,441,916
	12/23/2010	—	—	—	2,500,000	3.00	1,894,413
	12/23/2010	—	—	—	500,000	5.00	301,618
(1)    One-third of the Options in each tranche vest on December 23 of each of 2012, 2013 and 2014 and all of the Options have a term of ten (10) years.

The following table sets forth certain information concerning outstanding equity awards of the Company's Named Executives at the end of the Last Fiscal Year. All outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over three years. At the end of the Last Fiscal Year, there were no unearned equity awards under performance-based plans.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2011
OPTION AWARDS (1)							STOCK AWARDS (2)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Christopher J.	—		1,500,000	(4)	1.50	12/23/2020
McGurk	—		2,500,000	(4)	3.00	12/23/2020
	—		500,000	(4)	5.00	12/23/2020
A. Dale Mayo	40,000	(8)			1.37	3/31/2014
	300,000	(9)			1.37	3/31/2014
Adam M. Mizel	—		450,000	(5)	1.37	8/11/2019
Gary S.	20,000	(13)			5.00	2/28/2012
Loffredo	20,000	(14)			2.50	12/18/2012
	50,000	(15)			5.00	11/4/2013
	40,000	(16)			3.60	1/13/2015
	10,000	(6)			10.25	3/8/2016
	10,000	(7)			5.16	10/18/2017
	40,000	(8)			1.37	8/11/2019
	—		90,000	(9)	1.37	10/21/2019
	—		64,795	(10)	1.40	6/11/2020
							90,000	(11)	159,300
							35,000	(12)	61,950

(1)    Reflects stock options granted under the Company's Second Amended and Restated 2000 Equity Incentive Plan, except options granted to Mr. McGurk.
(2)    Reflects restricted stock awards granted under the Company's Second Amended and Restated 2000 Equity Incentive Plan.
(3)    Reflects the market value of shares of stock that have not vested using the last reported closing price per share of the Class A Common Stock as reported by NASDAQ on March 31, 2011 of $1.77.
(4)    Reflects stock options not granted under the Plan. Of such options, 1/3 in each tranche will vest on December 23 of each of 2012, 2013 and 2014.
(5)    Such options will vest on August 11, 2012 or earlier as follows: (a) on August 11, 2010, 1/3 of the options will vest if the Class A Common Stock has traded at $2.75 or more for at least 10 consecutive trading days (a “10-day period”) during the year ending on such date; 2/3 of the options will vest if the Class A Common Stock has traded at $3.75 or more for a 10-day period during the year ending on such date; or all of the options will vest if the Class A Common Stock has traded at $5.00 or more for a 10-day period during the year ending on such date; and (b) on August 11, 2011, 1/3 of the unvested options will vest if the Class A Common Stock has traded at $2.75 or more for a 10-day period during the two years ending on such date; 2/3 of the unvested options will vest if the Class A Common Stock has traded at $3.75 or more for a 10-day period during the two years ending on such date; or all of the unvested options will vest if the Class A Common Stock has traded at $5.00 or more for a 10-day period during the year ending on such date.
(6)    Such options vested on September 14, 2006.
(7)    Of such options, 1/3 vested on October 18 of each 2008, 2009 and 2010.
(8)     Such options were issued in exchange for the termination of the AccessDM options and vested upon issuance on August 11, 2009. The expiration date of Mr. Mayo's options were set to March 31, 2014, pursuant to the terms of Mr. Mayo's separation agreement.
(9)    Such options will vest on October 21, 2012 or earlier as follows: (a) on October 21, 2010, 1/3 of the options will vest if the Class A Common Stock has traded at $2.75 or more for at least 10 consecutive trading days (a “10-day period”)

during the year ending on such date; 2/3 of the options will vest if the Class A Common Stock has traded at $3.75 or more for a 10-day period during the year ending on such date; or all of the options will vest if the Class A Common Stock has traded at $5.00 or more for a 10-day period during the year ending on such date; and (b) on October 21, 2011, 1/3 of the unvested options will vest if the Class A Common Stock has traded at $2.75 or more for a 10-day period during the two years ending on such date; 2/3 of the unvested options will vest if the Class A Common Stock has traded at $3.75 or more for a 10-day period during the two years ending on such date; or all of the unvested options will vest if the Class A Common Stock has traded at $5.00 or more for a 10-day period during the year ending on such date. The vesting of Mr. Mayo's options were accelerated and the expiration date was set to March 31, 2014, pursuant to the terms of Mr. Mayo's separation agreement.
(10)    Of such total options, 1/3 will vest on June 11 of each 2011, 2012 and 2013.
(11)    Reflects restricted stock units (“RSUs”) awarded in May 2008 for services rendered in all capacities during the fiscal year ended March 31, 2008, which was approved by the shareholders at the Company's 2008 Annual Meeting of Stockholders held on September 4, 2008. The Company may pay such restricted stock units upon vesting in cash or shares of Class A Common Stock or a combination thereof at the Company's discretion. All such restricted stock units will vest on May 9, 2011, or earlier as follows: (a) On May 9, 2009, 1/3 of the RSUs will vest if the Class A Common Stock has traded at $7.00 or more for at least 10 consecutive trading days (a “10-day period”) during the year ending on such date; 2/3 of the RSUs will vest if the Class A Common Stock has traded at $9.50 or more for a 10-day period during the year ending on such date; and (b) On May 9, 2010, 1/3 of the unvested RSUs will vest if the Class A Common Stock has traded at $7.00 or more for a 10-day period during the two years ending on such date; 2/3 of the unvested RSUs will vest if the Class A Common Stock has traded at $9.50 or more for a 10-day period during the two years ending on such date; or all of the unvested RSUs will vest if the Class A Common Stock has traded at $12.00 or more for a 10-day period during the year ending on such date. In May 2011, the Compensation Committee amended the vesting date of Mr. Loffredo's award to August 17, 2011.
(12)    Such restricted stock units will vest on April 23, 2012, or earlier as follows: (a) On April 23, 2010, 1/3 of the RSUs will vest if the Class A Common Stock has traded at $7.00 or more for at least 10 consecutive trading days (a “10-day period”) during the year ending on such date; 2/3 of the RSUs will vest if the Class A Common Stock has traded at $9.50 or more for a 10-day period during the year ending on such date; and (b) On April 23, 2011, 1/3 of the unvested RSUs will vest if the Class A Common Stock has traded at $7.00 or more for a 10-day period during the two years ending on such date; 2/3 of the unvested RSUs will vest if the Class A Common Stock has traded at $9.50 or more for a 10-day period during the two years ending on such date; or all of the unvested RSUs will vest if the Class A Common Stock has traded at $12.00 or more for a 10-day period during the year ending on such date.
(13)    Of such options, 1/3 vested on February 28 of each of 2003, 2004 and 2005.
(14)    Of such options, 1/3 vested on December 18 of each of 2003, 2004 and 2005.
(15)    Of such options, 1/3 vested on November 4 of each of 2004 and 2005 and 1/3 vested on September 14, 2006.
(16)    Such options vested on December 1, 2005.

Directors

The following table sets forth certain information concerning compensation received by the Company's Directors for services rendered as a director during the Last Fiscal Year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter C. Brown	6,500	25,000	—	—	—	—	31,500
Wayne L. Clevenger (1)	13,000	50,000	—	—	—	—	63,000
Gerald C. Crotty	13,000	50,000	—	—	—	—	63,000
Robert Davidoff	13,000	50,000	—	—	—	—	63,000
Matthew W. Finlay (1)	13,000	50,000	—	—	—	—	63,000
Edward A. Gilhuly (2)	13,000	50,000	—	—	—	—	63,000
Martin B. O'Connor	13,000	50,000	—	—	—	—	63,000
Laura Nisonger Sims (2)	13,000	50,000	—	—	—	—	63,000

(1)    Such cash payments were paid to MidMark Investments.
(2)    Such cash payments were paid to Sageview Capital.
(3)    The annual stock retainer for services during the Last Fiscal Year have not yet been issued.

Each director who is not an employee of the Company is compensated for services as a director by receiving an annual cash retainer for Board service of $8,000; an annual stock retainer of $50,000 in Common Stock (based on grant date stock price); a committee retainer of $1,000 for participation on one or more committees (maximum of $1,000); and a per meeting fee for in-person attendance at Board meetings of $1,000. In addition to the cash and stock retainers paid to all non-employee Directors for Board service, the Lead Independent Director receives a fixed amount to be determined by the Nominating and Governance Committee, in lieu of committee fees. Additional compensation as a chairperson is paid if the Lead Independent Director chairs a committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such reports they file. Based on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that none of its directors, executive officers or persons who beneficially own more than 10% of the Company's Common Stock failed to comply with Section 16(a) reporting requirements in the Company's Last Fiscal Year, except for Messrs. Clevenger, Crotty, Davidoff, and Finlay, each of whom failed to timely file two Form 4s regarding one transaction each.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company's financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Form 10-K, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with the standards of the Public Company Accounting Oversight Board, the matters required to be discussed by Statements on Auditing Standards (SAS 61), as may be modified or supplemented, and their judgments as to the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including receiving the written disclosures and letter from the independent auditors as required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has considered the compatibility of any non-audit services with the auditors' independence.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Form 10-K for the year ended March 31, 2011 for filing with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors
Matthew W. Finlay, Chairman
Peter C. Brown
Robert Davidoff
Laura Nisonger Sims

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED “FILED” WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

INDEPENDENT AUDITORS

EisnerAmper LLC served as the independent registered public accounting firm to audit the Company's consolidated financial statements since the fiscal year ended March 31, 2005 and the Board has appointed EisnerAmper LLC to do so again for the fiscal year ending March 31, 2012.

The Company's Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper LLC for the fiscal years ended March 31, 2011 and 2010. In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. Specifically, the Audit Committee has pre-approved the use of EisnerAmper LLC for detailed, specific types of services within the following categories of non-audit services: acquisition due diligence and audit services; tax services; and reviews and procedures that the Company requests Eisner to undertake on matters not required by laws or regulations. In each case, the Audit Committee has required management to obtain specific pre-approval from the Audit Committee for any engagements.
The aggregate fees billed for professional services by EisnerAmper LLC for these various services were:

	For the fiscal years ended March 31,
Type of Fees	2011	2010
(1) Audit Fees	$415,048	$436,469
(2) Audit-Related Fees	—	—
(3) Tax Fees	—	—
(4) All Other Fees	—	—
	$415,048	$436,469

In the above table, in accordance with the SEC's definitions and rules, “audit fees” are fees the Company paid EisnerAmper LLC for professional services for the audit of the Company's consolidated financial statements for the fiscal years ended

March 31, 2011 and 2010 included in Form 10-K and review of consolidated financial statements incorporated by reference into Form S-3 and Form S-8 and included in Form 10-Qs and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories. All of the services set forth in sections (1) through (4) above were approved by the Audit Committee in accordance with the Audit Committee Charter.

For the fiscal years ended March 31, 2011 and 2010, the Company retained a firm other than EisnerAmper LLC for tax compliance, tax advice and tax planning.

Cinedigm

CINEDIGM DIGITAL CINEMA CORP.
ATTN: GARY LOFFREDO
55 MADISON AVENUE, SUITE 300
MORRISTOWN, NJ 07960

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Christopher J. McGurk 02 Adam M. Mizel 03 Gary S. Loffredo 04 Peter C. Brown 05 Wayne L. Clevenger
06 Matthew W. Finlay 07 Edward A. Gilhuly 08 Martin B. O'Connor II 09 Laura Nisonger Sims

02 0000000000

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000112197_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

CINEDIGM DIGITAL CINEMA CORP.
Annual Meeting of Stockholders
September 15, 2011 2:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher J. McGurk and Gary S. Loffredo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CINEDIGM DIGITAL CINEMA CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 2:00 PM, Pacific Time, on September 15, 2011, at the offices of Kelley Drye / White O'Connor, 10100 Santa Monica Boulevard, 23rd Floor, Los Angeles, CA 90067, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000112197_2 R1.0.0.11699